Exhibit 99.1

News Release	Contacts:	Barbara Thompson	Roger Plemens
For Immediate Release		919.716.2716	828.524.7000
Dec. 16, 2019		First Citizens Bank	Entegra Financial Corp.

FIRST CITIZENS BANK AND ENTEGRA BANK ANNOUNCE RECEIPT OF REGULATORY APPROVALS FOR MERGER
RALEIGH, N.C. and FRANKLIN, N.C. -- First-Citizens Bank & Trust Company (First Citizens Bank) and Entegra Financial Corp. (Entegra) announced that First Citizens Bank’s previously announced proposal to acquire (by merger) Entegra and its wholly-owned subsidiary, Entegra Bank, has received the required regulatory approvals from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the North Carolina Commissioner of Banks. No further regulatory approvals are required to complete the merger. Completion of the proposed acquisition remains subject to the satisfaction or waiver of other closing conditions, and is expected to occur on or about Dec. 31, 2019.
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We’re excited to move toward completing the merger with Entegra and to bring together complementary companies that share the same core values, philosophies and commitment to excellent service. We look forward to a smooth transition.”
Following the legal close, Entegra Bank will operate as a division of First Citizens Bank. Customers should continue to bank at their current branches as usual.
About First Citizens Bank
Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (First Citizens) (Nasdaq: FCNCA), which has more than $37 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®.
About Entegra Financial Corp and Entegra Bank
Entegra Financial Corp. is the holding company of Entegra Bank. Entegra's common stock trades on the Nasdaq Global Market under the ticker symbol “ENFC.” Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania; the Upstate South Carolina counties of Anderson, Greenville and Spartanburg; and the North Georgia counties of Pickens and Hall. The bank also operates loan production offices in Asheville, N.C. and Clemson, S.C. For further information, visit the bank's website: www.entegrabank.com
Cautionary Notes Regarding Forward-Looking Statements

Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward-looking statements include statements about the benefits to Entegra or First Citizens and their bank subsidiaries of the proposed merger (the Merger), Entegra’s and First Citizens’ future financial and operating results, their respective plans, objectives and intentions, and when the Merger will be completed. All forward-looking statements are subject to known

Exhibit 99.1

and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, with customer, supplier or employee relationships, (2) the requirement by the Department of Justice, Antitrust Division, that the parties enter into a sale agreement for three Entegra Bank branches with a competitively suitable purchaser prior to the close of the Merger (the Branch Divestiture), (3) uncertainties as to the timing of the Merger and the Branch Divestiture, (4) the risk that the proposed transactions may not be completed in a timely manner or at all, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement related to the Merger, including under circumstances that would require a party to pay a termination fee, (6) the possibility that the amount of the costs, fees, expenses and charges related to the Merger and the Branch Divestiture may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (7) the failure or delay of the other conditions to the consummation of the Merger to be satisfied or waived, (8) reputational risk and the reaction of the parties’ customers to the Merger and the Branch Divestiture, (9) the risk of potential litigation or regulatory action related to the Merger, (10) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (11) general competitive, economic, political and market conditions, and (12) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the Securities and Exchange Commission (SEC) by First Citizens and Entegra and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, neither First Citizens nor Entegra undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

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